Exhibit 3.3

Bye-laws

of

GeoPark Holdings Limited

INTERPRETATION

1.                                                  In these Bye-laws unless the context otherwise requires:

“acting in concert” means persons who, pursuant to an agreement or understanding (whether formal or informal) actively co-operate, through the acquisition by any of them of shares in a company, to obtain or consolidate control (meaning a holding, or aggregate holdings, of shares carrying 30 per cent. or more of the voting rights of a company, irrespective of whether such holding or holdings gives de facto control) of that company;

“Admission” means admission of the Common Shares of the Company to trading on AIM becoming effective;

“AIM” means the AIM market of the London Stock Exchange plc;

“AIM Rules” means the rules published by the London Stock Exchange plc governing, inter alia, admission to AIM and the continuing obligations of companies whose securities have been admitted to trading on AIM, as amended from time to time;

“Alternate Director” means an alternate Director appointed in accordance with these Bye-laws;

“Associated Company” means:

1.1                             any company which is a subsidiary undertaking or parent undertaking of the Company;

1.2                             any company whose directors are accustomed to act in accordance with the direction or instruction of the Company; or

1.3                             any company, the capital of which the Company and any other company under the sub paragraphs above acting either alone or together is (or would be on the fulfilment of a condition or the occurrence of a contingency):

1.3.1           able to exercise or control the exercise of more than twenty per cent. of the votes able to be cast at a general meeting on all, or substantially all matters; or

1.3.2           able to appoint or remove directors holding a majority of voting rights at board meetings on all, or substantially all, matters.

“Annual General Meeting” means the general meeting of Members convened in accordance with Section 71(1) of the Companies Act;

“Auditors” means the auditors for the time being of the Company or, in the case of joint auditors, any one of them

“Bermuda” means the Islands of Bermuda;

“Chairman” means the chairman (if any) of the board of Directors or, where the context requires, the chairman of a general meeting of the Company;

“City Code” means The City Code on Takeovers and Mergers (including, so long as they are in force, the Substantial Acquisition Rules) (United Kingdom), as issued from time to time by or on behalf of the Panel;

“clear days” means, in relation to the period of a notice, that period excluding the day on which the notice is given or served or deemed to be given or served, and excluding the day for which it is given or on which it is to take effect;

“Common Shares” means common shares of par value US$0.001in the capital of the Company;

“Company” means the company incorporated in Bermuda under the name of GeoPark Holdings Limited on the 3rd day of February, 2003, and shall, where the context admits, be read and construed as a reference also to any member of the Group;

“Companies Act” means collectively The Companies Act, 1981 and every other statute governing companies and any statutory modification thereof from time to time in force in Bermuda insofar as the same apply to the Company;

“Connected” means, in the case of an individual:

1.1                             that individual’s spouse, civil partner, Relative, or the spouse or civil partner of such a Relative;

1.2                             any Associated Company of that individual;

1.3                             acting in his capacity as trustee of any trust the beneficiaries of which include (i) a Director, his spouse, civil partner, or any children or step-children of his; or an Associated Company; or of a trust whose terms confer power on the trustees that may be exercised for the benefit of a Director, his spouse, civil partner, or any children or step-children of his; or an Associated Company; or

1.4                             any person with whom he is in partnership, and with the spouse or Relative of any individual with whom he is in partnership;

“Control Contract” means a contract in writing conferring such a right which (a) is of a kind authorized by the constitutional documents of the undertaking in relation to which the right is exercisable, and (b) is permitted by the law under which that undertaking is established.

the “Directors” means the duly appointed Directors of the Company for the time being;

“electronic communication” shall, subject to the Electronic Transactions Act, 1999 (Bermuda) and where the context so admits, mean a communication transmitted (whether from one person to another, from one device to another or from one person to a device or vice versa) by means of a telecommunication system or by other means but while in an electronic form;

“electronic record” shall bear the meaning given to it by the Electronic Transactions Act, 1999 (Bermuda);

“Employee Share Scheme” means any scheme for providing incentives to employees and directors of the Group involving share options, allocations of shares, share appreciation rights or other similar matters involving equity share capital of any member of the Group;

“equity share capital” means in relation to a company, that company’s issued share capital excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in any distribution;

“General Principles” means the General Principles as set out in the City Code;

“Group” means the Company and its subsidiaries from time to time and “Group Company” shall mean any one of the said subsidiaries;

“Indemnified Person” means any Director, officer, Resident Representative, member of a committee duly constituted under Bye-law 166 and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

“in writing” and “written” include typewriting, printing, lithography, photography, and other modes of representing or reproducing works in visible form;

“may” shall be construed as permissive;

“Member” means a person registered in the Register as a holder of shares in the Company, and when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register as one of such joint holders, or all of such persons as the context requires;

“Memorandum of Association” means the incorporation document that sets out, inter alia, the objects of the Company;

“paid up” means paid up or credited as paid up;

“Panel” means the Panel on Takeovers and Mergers in the United Kingdom, and from time to time any successor or replacement body thereof;

“President” means the Director for the time being appointed as president of the Company;

“Register” means the Register of Members of the Company;

“Registered Office” means the registered office for the time being of the Company;

“Register of Directors” means the Register of Directors and officers of the Company maintained by the Company in accordance with Section 92A of the Companies Act;

“Regulations” means the United Kingdom Uncertificated Securities Regulations 2001;

“Relative” means child, step-child, brother, sister, or other direct ancestor or lineal descendant;

“relevant system” means the computer-based system and procedures which enable title to shares to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters in accordance with the Regulations;

“Resident Representative” means the person appointed to perform the duties of resident representative of the Company set out in the Companies Act and includes any assistant or deputy representative;

“Resolution” means a resolution of the Members or, where required, of a separate class or separate classes of Members adopted either in general meeting or by written resolution, in accordance with the provisions of these Bye-laws;

“Seal” means the Common Seal of the Company and includes any duplicate thereof;

“Secretary” means the person appointed to perform the duties of the Secretary of the Company and includes an acting or assistant Secretary;

“Settlement” means any disposition, trust, covenant, agreement or arrangement pursuant to which any person transfers the legal title in property to another person or persons to be held for the benefit of the Settlor and/or a third party;

“Settlor” means, in relation to a settlement, any person by whom the Settlement was made, whether directly or indirectly, and including if he has provided or undertaken to provide funds directly or indirectly for the purpose of the Settlement, or has made with any other person a reciprocal arrangement for that other person to make or enter into the Settlement;

“shall” shall be construed as imperative;

“share” means share in the capital of the Company and includes a fraction of a share;

“Special General Meeting(s)” means a general meeting at which a Special Resolution is to be proposed;

“Special Resolution” means a resolution passed by a majority of the Members who hold not less than 65 per cent. of the shares as (being entitled to do so) vote in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given;

“Specified Place” means the place, if any, specified in the notice of any meeting of the Members, or adjourned meeting of the Members, at which the Chairman of the meeting shall preside;

“subsidiary” has the same meanings as in section 86 of the Companies Act, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

“subsidiary undertaking” an undertaking is a parent undertaking in relation to another undertaking, a subsidiary undertaking, if

1.1                             it holds a majority of the voting rights in the undertaking, or

1.2                             it is a member of the undertaking and has the right to appoint or remove a majority of its board of directors, or

1.3                             it has the right to exercise a dominant influence over the undertaking

1.3.1           by virtue of provisions contained in the undertaking’s memorandum or articles, or

1.3.2           by virtue of a Control Contract, or

1.4                             it is a member of the undertaking and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in the undertaking.

“Substantial Acquisition Rules” means The Rules Governing Substantial Acquisitions of Shares, as issued by or on behalf of the Panel and in force from time to time;

Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine and neuter genders respectively.

Words importing persons include companies or associations or bodies of persons, whether corporate or unincorporated.

Any words or expressions defined in the Companies Act shall have the same meaning when used herein except where otherwise expressly defined herein.

For the purposes of these Bye-laws, a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Act is present.

A reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form.

A reference to anything being done by electronic means includes it being done by means of any electronic or other communications equipment or facilities, and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means as the Directors may from time to time approve or prescribe, either generally or for a particular purpose.

A reference to a signature or to anything being signed or executed includes such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Directors may from time to time approve or prescribe, either generally or for a particular purpose.

A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force, and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

In these Bye-laws:

1.1                             powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

1.2                             the word “Directors” in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Directors, manager or agent of the Company to which or, as the ease may be, to whom the power in question has been delegated;

1.3                             no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

1.4                             except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-laws or under another delegation of the powers.

REGISTERED OFFICE

2.                                                  The Registered Office shall be at such place in Bermuda as the Directors shall from time to time appoint.

SHARE RIGHTS

3.

3.1                             The share capital of the Company at the date of adoption of these Bye-laws is US$5,171,949 divided into 5,171,949,000 Common Shares having a par value of US$0.001 each of which, subject as otherwise provided in these Bye-laws, shall rank pari passu with each other in all respects.

3.2                             Subject to any rights conferred by these Bye-laws on the holders of any shares or class of shares, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may in general meeting from time to time determine.

3.3                             The Company shall have the power, to purchase its own shares upon such terms and conditions as may be contained herein, or in the absence of any such provisions, on such terms as may be agreed upon between the Company and the prospective selling Member.

4.                                                  The Common Shares shall, subject to the other provisions of these Bye-laws, entitle the holders thereof to the following rights:

4.1                             as regards dividend:

after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Directors resolve to distribute from time to time in paying such profits or reserves to the holder of the Common Shares in respect of their holding of such shares pari passu and pro rata to the number of Common Shares held by each of them;

4.2                             as regards capital:

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Common Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of holders of any preferred shares in the Company then in issue having preferred rights on the return of capital) in respect of their holdings of Common Shares pari passu and pro rata to the number of Common Shares held by each of them;

4.3                             as regards voting in general meetings:

the holders of the Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company and every holder of Common Shares present in person or by proxy shall, on a poll, have one vote for each Common Share held by him;

4.4                             Subject to the Companies Act, any preference shares may, with the sanction of a Resolution of the Members, be issued on terms:

4.4.1           that they are to be redeemed on a given date or otherwise in accordance with the terms of issue of the shares determined by the Company; and/or

4.4.2           that they are liable to be redeemed at the option of the Company; and/or

4.4.3           if authorised by the Memorandum of Association of the Company, that they are liable to be redeemed at the option of the holder.

4.5                             The redemption of preference shares hereunder shall be effected on such terms and in such manner as the Members of the Company shall, before the issue of such shares, determine by way of amendment of these Bye-laws and shall otherwise be in accordance with the terms of the Companies Act.

MODIFICATION OF RIGHTS

5.                                                  Subject to the Companies Act, all or any of the special rights for the time being attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of not less than 65 per cent. of the issued shares of that class.  To every such separate general meeting, all the provisions of these Bye-laws relating to general meetings shall apply, so that the necessary quorum shall be two or more persons holding or representing by proxy twenty per cent. of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Members shall have only one Member, one Member present in person or by proxy shall constitute the necessary quorum.

6.                                                  The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of that class, be deemed to be altered by,

6.1                             the creation or issue of further shares ranking pari passu therewith;

6.2                             the creation or issue for full value (as determined by the Directors) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to the shares; and / or

6.3                             the purchase or redemption by the Company of any of its own shares.

SHARES

7.                                                  The unissued shares of the Company shall be under the control of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the Directors may determine.

8.                                                  The Directors shall not exercise any power to allot Relevant Securities (as defined in Bye-law 9 below) unless they are, in accordance with Bye-laws 8 to 14, authorised to do so by a Resolution of the Members in general meeting.

9.                                                  In these Bye-laws “Relevant Securities” means:

9.1                             shares in the Company (other than shares allotted pursuant to any Employee Share Scheme); and

9.2                             any right to subscribe for, or to convert any security (including any debt securities) into, shares in the Company (other than shares allotted pursuant to any Employee Share Scheme), and a reference to the allotment of Relevant Securities includes the grant of such a right but (subject to Bye-law 13), not the allotment of shares pursuant to such a right, PROVIDED THAT Relevant Securities shall not include:

9.2.1                            shares in the Company allotted, or any right to subscribe for or convert any security into shares in the Company granted, in any such case as part of any offering of shares in the Company which culminate in Admission;

9.2.2                            shares in the Company allotted pursuant to any right granted before Admission (whether or not such right was expressed to be conditional on Admission); and

9.2.3                            the number of shares equal to one-third (1/3) of the issued share capital of the Company at Admission PROVIDED THAT the authority granted by this Bye-law 9.2.3 shall expire on 5th February 2011.

10.                                           Authority under Bye-law 8 may be given for a particular exercise of the power or for its exercise generally, and may be unconditional or subject to conditions.

11.                                           Any authority under Bye-law 8 shall state the maximum amount of Relevant Securities that may be allotted under it and the date on which it will expire, which must be not more than 5 years from the date on which the Resolution is passed by virtue of which the authority is given, but such an authority may be previously revoked or varied by a Resolution of the Members in general meeting.

12.                                           Any authority under Bye-law 8 may be renewed or further renewed by a Resolution of the Members in general meeting for a further period not exceeding 5 years, but the Resolution must state (or restate) the amount of Relevant Securities which may be allotted under the authority or, as the case may be, the amount remaining to be allotted under it, and must specify the date on which the renewed authority will expire.

13.                                           In relation to any authority under Bye-law 8 for the grant of such rights as are mentioned in Bye-law 9.2, the reference in Bye-law 11 to the grant of such rights (and to the corresponding reference in Bye-law 12) to the maximum amount of Relevant Securities that may be allotted under the authority, is the maximum amount of shares which may be allotted pursuant to the rights.

14.                                           The Directors may allot Relevant Securities, notwithstanding that authority under Bye-law 8 has expired, if they are allotted in pursuance of an offer or agreement made by the Company before the authority expired and the authority allowed it to make an offer or agreement which would or might require Relevant Securities to be allotted after the authority expired.

15.                                           No breach of Bye-laws 8 to 14 shall affect the validity of any allotment of any Relevant Security.

16.                                           Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

17.                                           The Directors may in connection with the issue of any shares, exercise all powers of paying commission and brokerage conferred or permitted by law and may satisfy any obligation in respect of such payments in cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

18.                                           Except as ordered by a court of competent jurisdiction or as required by law no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

PRE-EMPTION RIGHTS

19.                                           Subject to Bye-laws 27 to 30, the Company shall not allot any Equity Securities (as defined in Bye-law 25):

19.1                      on any terms to a person, unless it has made an offer to each person who holds Relevant Shares or Relevant Employee Shares (in each case as defined in Bye-law 25) to allot to him on the same or more favourable terms a proportion of those securities which is as nearly as practicable equal to the proportion in nominal value held by him (as the case may be) of the aggregate of Relevant Shares and Relevant Employee Shares; and

19.2                      to a person, unless the period during which any such offer may be accepted has expired or the Company has received notice of the acceptance or refusal of every offer so made.

20.                                           Bye-law 19 does not apply to a particular allotment of Equity Securities if those Equity Securities are, or are to be, wholly or partly paid up otherwise than in cash, and securities which the Company has offered to allot to a holder of Relevant Shares or Relevant Employee Shares may be allotted to him, or anyone in whose favour he has renounced his right to their allotment, without contravening Bye-law 19.1.  For these purposes, “paid up otherwise than in cash” means paid up otherwise than by cash received by the Company or a cheque received by the Company (in good faith which the Directors have no reason to suspect will not be paid), or a release of a liability of the Company for a liquidated sum or an undertaking to pay cash to the Company at a future date, and “cash” includes foreign currency.

21.                                           Bye-law 19 does not apply to the allotment of securities which would, apart from a renunciation or assignment of the right to their allotment, be held under any Employee Share Scheme.

22.                                           An offer to be made under Bye-law 19 shall be in writing and shall be made by giving a notice containing the offer to a holder of shares in accordance with Bye-laws 205 and 207.

23.                                           The offer must state a period of not less than 21 days, during which it may be accepted and the offer shall not be withdrawn before the end of that period.

24.                                           The provisions of Bye-laws 19 to 23 are without prejudice to any exclusions or other arrangements which the Directors may deem necessary or desirable in relation to fractional entitlements or due to legal or practical problems arising in or under the laws of, or the requirements of any regulatory body or stock exchange in, any territory or any matter whatsoever.

25.                                           For the purpose of Bye-laws 19 to 23 and Bye-laws 27 to 30:

25.1                      “Equity Security” means a Relevant Share (as defined in Bye-law 25.4) (other than a bonus share), or a right to subscribe for, or to convert securities (including any debt securities) into, Relevant Shares in the Company excluding:

25.1.1                     shares in the Company allotted, or any right to subscribe for or convert any security into shares in the Company granted as part of any offering of shares in the Company which culminate in Admission;

25.1.2                     shares in the Company allotted pursuant to any right granted before Admission (whether or not such right was expressed to be conditional on Admission); and

25.1.3                     such number of Relevant Shares, or a right to subscribe for, or to convert securities (including any debt securities) into, Relevant Shares in the Company, as are equal to ten (10) per cent. of the issued share capital of the Company at Admission PROVIDED THAT the authority granted by this Bye-law 25.1.3 shall expire at the Annual General Meeting of the Company in 2007;

25.2                      a reference to the allotment of Equity Securities or of Equity Securities consisting of Relevant Shares of a particular class includes the grant of a right to subscribe for, or to convert any securities into, Relevant Shares in the Company or (as the case may be) Relevant Shares of a particular class; but such a reference does not include the allotment of any Relevant Shares pursuant to such a right;

25.3                      “Relevant Employee Shares” means shares of the Company which would be Relevant Shares but for the fact that they are held by a person who acquired them in pursuance of any Employee Share Scheme;

25.4                      “Relevant Shares” means shares in the Company other than:

25.4.1                     shares which as respects dividends and capital carry a right to participate only up to a specified amount in a distribution; and

25.4.2                     shares which are held by a person who acquired them in pursuance of any Employee Share Scheme or, in the case of shares which have not been allotted, are to be allotted in pursuance of such a scheme; and

25.5                      a reference to a class of shares is to shares to which the same rights are attached as to voting and as to participation, both as respects dividends and as respects capital, in a distribution.

26.                                           In relation to an offer to allot securities required by Bye-law 19.1, a reference in Bye-laws 19 to 23 and Bye-law 25 (however expressed) to the holder of shares of any description is to whoever was at the close of business on a date, to be specified in the offer and to fall in the period of 28 days immediately before the date of the offer, the holder of shares of that description.

DISAPPLICATION OF PRE-EMPTION RIGHTS

27.                                           Where the Directors are generally authorised for purposes of Bye-laws 7 to 18, they may be given power by a Special Resolution to allot Equity Securities pursuant to that authority as if:

27.1                      Bye-laws 19 to 23 and Bye-law 25 did not apply to the allotment; or

27.2                      that Bye-laws 19 to 23 and Bye-law 25 applied to the allotment with such modifications as the Directors may determine,

and where the Directors make an allotment under Bye-laws 27 to 30, Bye-laws 19 to 23 shall have effect accordingly.

28.                                           The power conferred by Bye-law 27 ceases to have effect when the authority to which it relates is revoked or would (if not renewed) expire, but if the authority is renewed, the power or (as the case may be) the Resolution may also be renewed, for a period not longer than that for which the authority is renewed, by a Special Resolution.

29.                                           Notwithstanding that any such power or Resolution has expired, the Directors may allot Equity Securities in pursuance of an offer or agreement previously made by the Company, if the power or Resolution enabled the Company to make an offer or agreement which would or might require Equity Securities to be allotted after it expired.

30.                                           A Special Resolution under Bye-law 27, or a Special Resolution under Bye-law 28 to renew such a Resolution, shall not be proposed unless it is recommended by the Directors and there has been circulated, with the notice of the meeting at which the Resolution is proposed, to the Members entitled to have that notice a written statement by the Directors setting out:

30.1                      their reasons for making the recommendation;

30.2                      the amount to be paid to the Company in respect of the Equity Securities to be allotted; and

30.3                      the Directors’ justification of that amount.

CERTIFICATES

31.                               No share certificates shall be issued by the Company unless, in respect of a class of shares, the Directors have either for all or for some holders of such shares (who may be determined in such manner as the Directors thinks fit) determined that the holder of such shares may be entitled to share certificates.  In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

31.1                      If a share certificate is worn out, defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Directors may think fit and, if the old certificate is worn out or defaced, on delivery of that certificate to the Company for cancellation.

31.2                      If the Bye-laws are amended in any way affecting anything contained in the certificates for issued shares, or it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefore conforming to the rights of the holder, the Directors may order any holders of certificates for issued shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Directors.

32.                               (1)All certificates for shares, debentures or other securities of the Company (other than any securities issued pursuant to Section 272A of the Companies Act) shall be issued under the Seal of the Company or securities seal (or a facsimile thereof) and shall be signed manually or by facsimile by a Director or the Secretary or by a person authorised to do so.  Even though a Director, the Secretary or other duly authorised person who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be a Director, the Secretary or duly authorised person before such certificate is delivered by the Company, such certificate shall be as valid as though signed by a duly elected, qualified and authorised person.

33.                               Nothing in these Bye-laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Act, or otherwise, and the Directors shall have power to implement any arrangements which they may think fit for such evidencing and/or transfer which accord with those regulations.

34.                               Nothing in these Bye-laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Act, or otherwise, and the Directors shall have power to implement any arrangements which they may think fit for such evidencing and/or transfer which accord with those regulations.

(1)  28 July 2010 Amended, 2010 Annual General Meeting

DEPOSITORY INTERESTS

35.                                           The Directors shall, subject always to the Companies Act and the Regulations and the facilities and requirements of any relevant system concerned and these Bye-laws, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the capital of the Company in the form of depository interests or similar interests, instruments or securities, and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares in the capital of the Company represented thereby.  The Directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements.

LIEN

36.                                           The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a Member, for all the debts and liabilities of that Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than that Member and notwithstanding that the same are joint debts or liabilities of that Member or his estate and any other person, whether a Member or not.  The Company’s lien on a share shall extend to all dividends payable thereon.  The Directors may at any time waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law 36.

37.                                           The Company may sell, in such manner as the Directors may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment has been served on the Member or the person entitled thereto by reason of his death or bankruptcy.

38.                                           To give effect to any such sale, the Directors may authorise a person to transfer the shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

39.                                           The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the shares at the date of sale.

40.                                           Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any Member or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Member and whether in consequence of:

40.1                      the death of such Member;

40.2                      the non-payment of any income tax or other tax by such Member;

40.3                      the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Member or by or out of his estate; or

40.4                      any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

40.4.1                     the Company shall be fully indemnified by such Member or his executor or administrator from all liability;

40.4.2                     the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by such Member for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Member under or in consequence of any such law together with interest at the rate of fifteen (15) per cent. per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

40.4.3                     the Company may recover as a debt due from such Member or his executor or administrator wherever constituted, any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

40.4.4                     the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such Member or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Member as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

41.                                           The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at fixed times, and each Member shall (subject to the Company serving upon him at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified in the amount called on his shares.  A call may be revoked or postponed as the Directors may determine.

42.                                           A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

43.                                           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

44.                                           If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

45.                                           Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal amount of the share or by way of premium,  shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

46.                                           The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES

47.                                           If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment by a date not less than fourteen (14) days from the date of the notice of so much of the call or instalment as is unpaid together with any interest which may have accrued.  The Directors may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

48.                                           If the requirements of such forfeiture notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

49.                                           When any share shall have been so forfeited, notice of the forfeiture shall be served upon the person who was immediately before forfeiture the holder of the share and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

50.                                           A forfeited share shall be deemed to be the property of the Company and the Directors may sell, re-allot or otherwise dispose of the same upon such terms and in such manner as they shall think fit and at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Directors may think fit.

51.                                           Any person whose shares have been forfeited shall thereupon cease to be a Member in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

52.                                           An affidavit in writing that the deponent is a Director or the Secretary of the Company and that a share in the Company has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on any sale, re-allotment or disposition thereof and the Directors may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF MEMBERS

53.                                           The Secretary shall establish and maintain the Register at the Registered Office in the manner prescribed by the Companies Act.  Unless the Directors otherwise determine and subject to any period of closure permitted under the Companies Act, the Register shall be open for inspection in the manner prescribed by the Companies Act between 10.00 a.m. and 12.00 noon on every business day.  Unless the Directors so determine, no Member or intending Member shall be entitled to have entered in the Register or any branch register, any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Directors it shall not be deemed to abrogate any of the provisions of Bye-law 18.

54.                                           The Register or any branch register may be closed at such times and for such period as the Directors may from time to time decide, subject to the Companies Act.

DISCLOSURE OF INTERESTS IN SHARES AND COMPANY INVESTIGATIONS

55.                                           For the purposes of Bye-laws 56 and 57 to 61:

55.1                      “Relevant Share Capital” means the Company’s issued share capital of any class carrying rights to vote in all circumstances at general meetings of the Company, and for the avoidance of doubt (a) where the Company’s share capital is divided into different classes of shares, references to Relevant Share Capital are to the issued share capital of each such class taken separately; and (b) the temporary suspension of voting rights in respect of shares comprised in issued share capital of the Company of any such class does not affect the application of Bye-laws 56 to 61 in relation to interests in those or any other shares comprised in that class;

55.2                      “interest” means, in relation to the Relevant Share Capital, any interest of any kind whatsoever in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be, subject) and without limiting the meaning of “interest” a person shall be taken to have an interest in a share if:

55.2.1                     he enters into a contract for its purchase by him (whether for cash or other consideration); or

55.2.2                     not being the registered holder, he is entitled to exercise any right conferred by the holding of the share or is entitled to control the exercise or non-exercise of any such right; or

55.2.3                     he is a beneficiary of a trust where the property held on trust includes an interest in the share; or

55.2.4                     otherwise than by virtue of having an interest under a trust, he has a right to call for delivery of the share to himself or to his order; or

55.2.5                     otherwise than by virtue of having an interest under a trust, he has a right to acquire an interest in the share or is under an obligation to take an interest in the share,

whether in any case the contract, right or obligation is absolute or conditional, legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable;

55.3                      a person is taken to be interested in any shares in which his spouse, civil partner or any infant child or step-child of his is interested, and “infant” means a person under the age of 18 years;

55.4                      a person is taken to be interested in shares if a company is interested in them and:

55.4.1                     that company or its directors are accustomed to act in accordance with his directions or instructions; or

55.4.2                     he is entitled to exercise or control the exercise of one-third (1/3) or more of the voting power at general meetings of that company,

PROVIDED THAT (i) where a person is entitled to exercise or control the exercise of one-third (1/3) or more of the voting power at general meetings of a company and that company is entitled to exercise or control the exercise of any of the voting power at general meetings of another company (the “effective voting power”) then, for purposes of paragraph 55.4.2 above, the effective voting power is taken as exercisable by that person; and (ii) for purposes of this Bye-law 55.4, a person is entitled to exercise or control the exercise of voting power if he has a right (whether subject to conditions or not) the exercise of which would make him so entitled or he is under an obligation (whether or not so subject) the fulfilment of which would make him so entitled; and

55.5                      the provisions of Bye-laws 56 and 57 to 61 are in addition to any, and separate from, other rights or obligations arising at law or otherwise.

NOTIFICATION OF INTERESTS IN SHARES

56.

56.1                      Where a person:

56.1.1                     knows that he has acquired an interest in shares comprised in Relevant Share Capital or that any other person has acquired an interest in shares so comprised of which he is a registered holder, or ceases to be interested in shares comprised in Relevant Share Capital or knows that any other person has ceased to be interested in shares so comprised of which he is the registered holder (whether or not retaining an interest in other shares so comprised); or

56.1.2                     becomes aware that he has acquired an interest in shares comprised in Relevant Share Capital or that any other person has acquired an interested in shares so comprised of which he is a registered holder, or becomes aware that he has ceased to be interested in shares comprised in Relevant Share Capital or that any other person has ceased to be interested in shares so comprised of which he is the registered holder; or

56.1.3                     other than in circumstances within Bye-laws 56.1.1 or 56.1.2:-

(a)             is aware at the time when it occurs of any change of circumstances affecting facts relevant to the application of this Bye-law 56.1.3 to an existing interest of his in shares comprised in the Company’s share capital of any description or an existing interest of any other person in shares so comprised of which he is the registered holder; or

(b)             otherwise becomes aware of any such facts (whether or not arising from any such change of circumstances),

then, (a)  in the circumstances as set out in Bye-law 56.2, he shall become obliged to notify the Company of his interests (if any), in shares; and (b) in the circumstances set out in Bye-law 56.3, he shall become obliged, to the extent he is lawfully able to do so, notify the Company of the interests of any other person in such shares of which he is the registered holder or, he shall use his reasonable endeavors to procure that such person notifies his interests in such shares to the Company.

56.2                      A Member shall notify the Company of his interests (if any) in Relevant Share Capital if:-

56.2.1                     he has a notifiable interest immediately after the relevant time, but did not have such an interest immediately before that time;

56.2.2                     he had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or

56.2.3                     he had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

56.3                      A Member shall, to the extent he is lawfully able to do so, notify the Company of the interests of any other person in the Relevant Share Capital of which he is the registered holder, or use his reasonable endeavors to procure that such person makes such notification to the Company if:-

56.3.1                     such person has a notifiable interest immediately after the relevant time, but did not have such an interest immediately before that time; or

56.3.2                     such person had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or

56.3.3                     such person had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

56.4                      Subject to the next following sentence, “percentage level”, in Bye-laws 56.2.3 and 56.3.3, means the percentage figure found by expressing the aggregate nominal value of all the shares comprised in the Relevant Share Capital concerned in which the person has interests immediately before or (as the case may be) immediately after the relevant time as a percentage of the nominal value of that Relevant Share Capital and rounding that figure down, if it is not a whole number, to the next whole number. Where the nominal value of the Relevant Share Capital is greater immediately after the relevant time than it was immediately before, the percentage level of the person’s interest immediately before (as well as immediately after) that time is determined by reference to the larger amount.

56.5                      For the purposes of Bye-laws 56.2, 56.3 and 56.4 “relevant time” means:-

56.5.1                     in a case within 56.1.1 or 56.1.3(a), the time of the relevant event or change of circumstances; and

56.5.2                     in a case within 56.1.2 or 56.1.3(b), the time at which the person became aware of the facts in question.

56.6                      A person who is interested in shares comprised in Relevant Share Capital has a “notifiable interest” at any time when the aggregate nominal value of the shares in which he has such interests is equal to or more than three (3) per cent. of the nominal value of that Relevant Share Capital.

56.7                      Any notification required by Bye-law 56.1 must be made in writing to the Company within the period of two (2) days next following the day on which that obligation arises.

56.8                      The notification shall specify the share capital of the Company to which it relates, and must also:-

56.8.1                     state the number of shares comprised in that share capital in which the person making the notification knows he (or any other relevant person) had interests immediately after the time when the obligation arose; or

56.8.2                     in a case where the person making the notification (or any other relevant person) no longer has a notifiable interest in shares comprised in that share capital, state that he (or that other person) no longer has that interest.

56.9                      A notification (other than one stating that a person no longer has a notifiable interest) shall include the following particulars, so far as known to the person making the notification at the date when it is made:-

56.9.1                     the identity of each registered holder of shares to which the notification relates and the number of such shares held by each of them; and

56.9.2                     the nature of the relevant interests in such shares.

56.10               A person who has an interest in shares comprised in shares comprised in Relevant Share Capital or know or becomes aware that any other person has an interest in shares so comprised of which he is the registered holder, that interest being notifiable, shall notify (or is applicable, use his reasonable endeavors to procure that such other person shall notify) the Company in writing:-

56.10.1              of any particulars in relation to those shares which are specified in Bye-law 56.9; and

56.10.2              of any change in those particulars,

of which in either case he becomes aware at any time after any interest notification date and before the first occasion following that date on which he comes under any further obligation of disclosure with respect to his interest in shares comprises in that share capital. A notification required under this Bye-law 56.10 shall be made within the period of two (2) days next following the day on which it arises. The reference to an “interest notification date”, in relation to a person’s interest in shares comprised in the Company’s Relevant Share Capital, is to either (a) the date of any notification made or procured by him with respect to his or any other person’s interest under this Bye-law 56.10; or (b) where he has failed to make or use his reasonable endeavors to procure a notification, the date on which the period allowed for making it came to an end.

56.11               A person who at any time has an interest in shares which is notifiable is to be regarded under Bye-law 56.10 as continuing to have a notifiable interest in them unless and until the registered holder of the shares in question comes under obligation to make or use his reasonable endeavors to procure a notification stating that he (or any other relevant person) no longer has such an interest in those shares.

56.12               The interests referred to in section 209 of the Companies Act 1985 of England and Wales shall be disregarded for the purposes of this Bye-law 56.12 if but only to the extent that such interests would be disregarded for the purposes of sections 198 to 202 of that Act were the Company a public company as defined therein incorporated in England and Wales. The Directors may (but shall not be obliged), upon the application of any person, declare that the requirements of this Bye-law 56 be disapplied in whole or in part and on such terms and conditions as they think fit with respect to a particular interest in the Relevant Share Capital held by any person or in respect of all such interest held by any particular person.

56.13               Where a person authorises another (the “agent”) to acquire or dispose of, on his behalf, interests in shares comprised in the Relevant Share Capital, he shall secure that the agent notifies him immediately of acquisitions or disposals effected by the agent which will or may give rise to any obligation of disclosure imposed on him by this Bye-law 56.13 with respect to his interest in that share capital.

POWER OF THE COMPANY TO INVESTIGATE INTERESTS IN SHARES

57.                                           The Company may by notice in writing request any person whom the Company knows or has reasonable cause to believe to be or, at any time during the three (3) years immediately preceding the date on which the notice is issued, to have been interested in shares comprised in the Relevant Share Capital:-

57.1                      to confirm that fact or (as the case may be) to indicate whether or not it is the case; and

57.2                      where he holds or has during that time held an interest in shares so comprised, to give such further information as may be requested in accordance with Bye-law 58.

58.                                           A notice under Bye-law 57 may request the person to whom it is addressed:-

58.1                      to give particulars of his own past or present interest in shares comprised in the Relevant Share Capital (held by him at any time during the three (3) year period mentioned in Bye-laws 57);

58.2                      where the interest is a present interest and any other interest in the shares subsists or, in any case, where another interest in the shares subsisted during that three (3) year period at any time when his own interest subsisted, to give (so far as lies within his knowledge) such particulars with respect to that other interest as may be requested by the notice;

58.3                      where his interest is a past interest, to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.

59.                                           The particulars referred to in Bye-laws 58.1 and 58.2 include particulars of the identity of persons interested in the shares in question and of whether persons interested in the same shares are or were parties to any agreement to which section 204 of the Companies Act 1985 of England and Wales applies or to any agreement or arrangement relating to the exercise of any right conferred by the holding of the shares.

60.                                           A notice under Bye-law 57 shall request any information given in response to the notice to be given in writing within such time as may be specified in the notice, being a period not less than fourteen (14) days following services thereof.

61.                                           Bye-laws 57 to 61 applies in relation to a person who has or previously had, or is or was entitled to acquire, a right to subscribe for shares in the Company which would on issue be comprised in Relevant Share Capital as it applies in relation to a person who is or was interested in shares so comprised, and to shares so comprised and reference in Bye-

laws 57 to 61 to an interest in shares so comprised and to shares so comprised are to be read accordingly in any such case as including respectively any such right and shares which would on issue be so comprised.

POWERS IN RESPECT OF NON-COMPLIANCE WITH
BYE-LAWS 56 AND 61

62.                                           If:-

62.1                      it shall come to the notice of the Directors that any Member has not, within the requisite period, made or, as the case may be, used its reasonable endeavors to procure the making for any notification required by Bye-law 56; or

62.2                      any Member, or any other person appearing to the Directors to be interested in any shares in the capital of the Company held by such Member has been served with a request notice under Bye-law 57 and does not within the period prescribed therein supply to the Company the information thereby requested, the Company may (at the absolute discretion of the Directors) at any time thereafter by notice (a “restriction notice”) to such Member direct that, in respect of the shares in relation to which the default has occurred and any other shares held at the date of the restriction notice by the Member, or such of them as the Directors may determine from time to time (the “restricted shares” which expression shall include any further shares which are issued in respect of any restricted shares), the Member shall not, nor shall any transferee to which any of the shares are transferred other than pursuant to a permitted transfer pursuant to Bye-laws 63.3 below, be entitled to be present or to vote on any question, either in person or by proxy, at any general meeting of the Company or separate general meeting of the holders of any class of shares of the Company, or to be reckoned in a quorum.

63.                                           Where the restricted shares represent at least 0.25 per cent. (in nominal value) of the issued shares of the same class as the restricted shares, then the restriction notice may also direct that:

63.1                      any dividend or any part thereof or other monies which would otherwise be payable on or in respect of the restricted shares shall be withheld by the Company, shall not bear interest against the Company, and shall be payable (when the restriction notice ceases to have effect) to the person who would but for the restriction notice have been entitled to them; and/or

63.2                      where an offer of the right to elect to receive shares of the Company instead of cash in respect of any dividend or part thereof is or has been made by the Company, any election made thereunder by such Member in respect of such restricted shares shall not be effective; and/or

63.3                      no transfer of any of the shares held by such Member shall be recognized or registered by the Directors unless (i) the transfer is a permitted transfer; or (ii)

the Member is not himself in default as regards making any notification under Bye-law 56 or supplying the requisite information required under Bye-law 57 (as the case may be) and the transfer, when presented for registration, is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are restricted shares.

upon the giving of a restriction notice, its terms shall apply accordingly.

64.                                           The Company shall send a copy of the restriction notice to each other person appearing to be interested in the shares the subject of such notice, but the failure or omission by the Company to do so shall not invalidate such notice.

65.                                           Any restriction notice shall have effect in accordance with its terms until not more than seven (7) days after the Directors are satisfied that the default in respect of which the restriction notice was issued no longer continues but shall cease to have effect in relation to any shares which are transferred by such Member by means of a permitted transfer or in accordance with Bye-law 63.3 above on receipt by the Company of notice that a transfer as aforesaid has been made. The Company may (at the absolute discretion of the Directors) at any time, give notice to the Member cancelling, or suspending for a stated period the operation of, a restriction notice in whole or in part.

66.                                           For the purposes of Bye-laws 62 to 65 a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification whether following service of a notice under Bye-law 57 or otherwise which either:

66.1                      names such person as being so interested; or

66.2                      (after taking into account any such notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

66.3                      a transfer of shares is a “permitted transfer”.

67.                                           A “permitted transfer” for the purposes of Bye-laws 62 to 66 shall be if and only if:

67.1                      it is a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company meaning an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than shares which at the of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer related or, where those shares include shares of different classes, in relation to all the shares of each class; or

67.2                      the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a third party not Connected with the transferring Member or with any other person appearing to the Directors to be interested in such shares; or

67.3                      the transfer results from a sale made on or through the London Stock Exchange or any stock exchange outside the United Kingdom on which the Company’s shares of the same class as the restricted shares are normally dealt in.

UNCERTIFICATED SHARES

68.                                           Notwithstanding any provisions of these Bye-laws, the Directors shall have the power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated share (subject always to the Companies Act, the Regulations and facilities and requirements of the relevant system concerned). No provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding of shares in uncertified form. Unless otherwise determined by the Directors and permitted by the Companies Act and the Regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations.

69.                                           Conversion of a certified share into an uncertified share, and vice versa, may be made in such manner as the Directors may, in their absolute discretion, think fit (subject always to the Companies Act, the Regulations and the facilities and requirements of the relevant system concerned).

70.                                           The Company shall enter onto the Register, how many shares are held by each Member in uncertificated form and in certificated form and shall maintain the Register in each case as required by the Companies Act and the Regulations and the relevant system concerned. Unless the Directors otherwise determine, holdings of the same holder or joint holders in certified form and uncertified form shall be treated as separate holdings (subject always to the Companies Act and the Regulations and the facilities and requirements of the relevant system concerned).

71.                                           A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Bye-laws or the Regulations which applies only in respect of certificated or uncertificated shares.

72.                                           The Company shall be entitled, in accordance with the Companies Act and the Regulations and the requirements of the relevant system concerned, to require the conversion of an uncertificated share into certificated form to enable it to deal with that share in accordance with any provision in these Bye-laws.

73.                                           For the avoidance of doubt, a Member holding uncertificated shares may, in accordance with any arrangements implemented by the Directors under Bye-law 68 and subject to compliance with any applicable requirements of the Companies Act and the Regulations and the relevant system concerned, require such uncertificated shares to be converted into certificated shares.

TRANSFERS OF UNCERTIFICATED SHARES

74.                                           All transfers of uncertificated shares shall be made in accordance with and be subject to the provisions of the Companies Act, the Regulations and the facilities and requirements of the relevant system and, subject thereto, in accordance with any arrangements made by the Directors pursuant to Bye-laws 68 to 73 and the electronic records generated during the course of such transfers of uncertificated shares shall constitute the instrument of transfer for the purposes of Bye-law 76 below).

TRANSFER OF SHARES

75.                                           Subject to the Companies Act and to such of the restrictions contained in these Bye-laws as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in writing in the usual or common form or in such other form as the Directors may approve.  The instrument of transfer may be on the back of the share certificate.

76.

76.1                      The instrument of transfer of a share shall be signed by or on behalf of the transferor and in the case only of a nil or partly paid share in like manner by the transferee and if by an individual, in the presence of two witnesses and if by a company, in a manner prescribed by its charter.  The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.  All instruments of transfer when registered may be retained by the Company.

76.2                      The Directors may decline to register any transfer of shares upon which the Company has a lien and in their absolute discretion without assigning any reason therefore (if required by law) , may decline to register any transfer of any share which is not a fully-paid share.  The Directors may also decline to register any transfer unless:

76.2.1                     the instrument of transfer has been duly stamped (if required by law) with any applicable Bermuda stamp duty and lodged with the Company, at its Registered Office or such other place as the Directors shall determine and of which notice shall be given, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

76.2.2                     the instrument of transfer is in respect of only one class of share; and

76.2.3                     where applicable, the permission of the Bermuda Monetary Authority or any other relevant governmental or regulatory authority with respect thereto has been obtained.

77.                                           If the Directors decline to register a transfer they shall, within two (2) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

78.                                           No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share (except that the Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed on it in connection with such transfer or entry).

TRANSMISSION OF SHARES

79.                                           In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.

80.                                           Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may, upon such evidence being produced as may from time to time be required by the Directors as to his entitlement, be registered as the holder of the share or subject to the completion of the form of transfer in the usual or common form or in any such form approved by the Directors to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of the transfer of the share by that Member before his death or bankruptcy, as the case may be.

81.                                           A person becoming entitled to a share in consequence of the death of a Member or otherwise by operation of applicable law shall, upon such evidence being produced as may from time to time be required by the Directors as to his entitlement, be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof.  The Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty (60) days the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

82.                                           Subject to any directions of the Directors from time to time in force, the Secretary may exercise the powers and discretions of the Directors under Bye-laws 79, 80 and 81.

INCREASE OF CAPITAL

83.                                           The Company may from time to time, by Resolution passed at a general meeting and whether or not all of the existing authorised capital shall have been issued, increase its capital by such sum to be divided into shares of such par value as the Resolution shall prescribe.

84.                                           The new shares shall be subject to all the provisions of these Bye-laws with reference to lien, the payment of calls, allotment, pre-emption, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

85.

85.1                      The Company may from time to time in general meeting:

85.1.1                     divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

85.1.2                     consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

85.1.3                     subdivide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

85.1.4                     change the currency denomination of its share capital;

85.1.5                     make provision for the issue and allotment of shares which do not carry any voting rights; and

85.1.6                     cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

85.2                      Within the authority conferred by the Members in general meeting, the Directors may settle any issues relating to such division, consolidation or subdivision under this Bye-law 85 as they think fit and, in particular may arrange for the sale of any shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Members who would have been entitled to the fractions, and for this purpose the Directors may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

86.                                           Subject to the Companies Act and to any confirmation or consent required by law or these Bye-laws, the Company may by Resolution in general meeting from time to time convert any preference shares into redeemable preference shares.

REDUCTION OF CAPITAL

87.                                           Subject to the Companies Act, its Memorandum of Association and any confirmation or consent required by law or these Bye-laws, the Company may from time to time in general meeting authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium account in any manner.

88.                                           In relation to any such reduction, the Company may in general meeting determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS

89.                                           The Company shall hold an Annual General Meeting once in every calendar year in accordance with the requirements of the Companies Act on a day and at a time and place fixed by the Directors.  The Directors may, whenever they think fit, and shall, when required by the Companies Act, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.  Special General Meetings may be convened by requisitionists in accordance with the Companies Act and in particular, but without limitation, by Members holding at the date of deposit of the requisition not less than one-tenth (1/10) of the paid up share capital of the Company as carries the right of voting at general meetings, in the event of the failure of the Directors so to do.

90.                                           Except in the case of the removal of auditors and Directors, anything which may be done by Resolution in general meeting may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Members or their proxies, or in the case of a Member that is a corporation (whether or not a company within the meaning of the Companies Act) on behalf of such Member, being all of the Members of the Company who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution.  Such Resolution in writing may be signed in as many counterparts as may be necessary.

91.                                           For the purposes of Bye-law 90, the date of the Resolution in writing is the date when the Resolution is signed by, or on behalf of, the last Member to sign, and any reference in any enactment to the date of passing of a Resolution is, in relation to a Resolution in writing, made in accordance with this section, a reference to such date.

92.                                           A Resolution in writing made in accordance with Bye-law 90 is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Members of the Company, as the case may be.  A Resolution in writing made in accordance with Bye-laws 90 to 92 shall constitute minutes for the purposes of the Companies Act and these Bye-laws.

NOTICE OF GENERAL MEETINGS

93.                                           Any General Meeting shall be called by not less than twenty one (21) days’ notice in writing.  The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered.  Notice of every general meeting shall be given in any manner permitted by Bye-law 205 to all Members and Directors other than such as, under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

94.                                           Notwithstanding that a meeting of the Company is called by shorter notice than that specified in Bye-law 93, it shall be deemed to have been duly called if it is so agreed:

94.1                      in the case of any general meeting of a Company having only one Member, by that Member; or

94.2                      in the case of a meeting called as an Annual General Meeting, by all the Members entitled to attend and vote thereat; or

94.3                      in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety five (95) per cent. in nominal value of the shares giving that right.

95.                                           The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

96.                                           A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company, shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

97.                                           The Directors may cancel or postpone a meeting of the Members after it has been convened, and notice of such cancellation or postponement shall be served in accordance with Bye-law 205 upon all Members entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Bye-law 93.

PROCEEDINGS AND VOTING AT GENERAL MEETINGS

98.                                           No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a Chairman, which shall not be treated as part of the business of the meeting.  At least two (2) Members present in person or by proxy shall be a quorum for all purposes, save that if the Company has only one (1) Member, that Member present in person or by proxy shall constitute a quorum.

99.                                           If within thirty (30) minutes (or such longer time as the Chairman of the meeting shall determine to want) from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to such other day and such other time and place as the Directors shall determine.  If at such adjourned meeting, a quorum is not present within fifteen (15) minutes from the time appointed for holding the meeting, one (1) person entitled to vote on the business to be transacted, being a Member or a proxy for a Member or a duly authorised representative of a corporation which is a Member shall be a quorum.

100.                                    Where a meeting is adjourned indefinitely, the Directors shall fix the time and place for the adjourned meeting.  Whenever a meeting is adjourned for fourteen (14) days or more or indefinitely, seven (7) clear days’ notice at the least, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no Member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

101.                                    The Chairman of the Directors (or if the Company has no Chairman of the Directors then the President) or, in his absence the deputy Chairman of the Directors (or if the Company has no deputy Chairman then the vice President) shall preside as Chairman at every General Meeting.  If there is no such Chairman and deputy Chairman (or President and vice President as the case may be), or if at any meeting neither of the Chairman and the deputy Chairman (or the President and the vice President as the case may be) is present within fifteen (15) minutes from the time appointed for holding the meeting, the Directors present shall elect one (1) of their number to act.  If no Director is present the Members present shall elect one (1) of their number to be Chairman of the meeting.

102.                                    Subject to the Companies Act, a Resolution may be put to a vote at a general meeting of the Company or of any class of Members only if:

102.1               it is proposed by or at the direction of the Directors; or

102.2               it is proposed at the direction of the court; or

102.3               it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Act; or

102.4               the Chairman of the meeting in his absolute discretion decides that the Resolution may properly be regarded as within the scope of the meeting.

103.                                    No amendment may be made to a Resolution, at or before the time when it is put to a vote, unless the Chairman of the meeting in his absolute discretion decides that the amendment or the amended Resolution may properly be put to a vote at that meeting.

104.                                    If the Chairman of the meeting rules a Resolution or an amendment to a Resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the Resolution in question shall not be invalidated by any error in his ruling.  Any ruling by the Chairman of the meeting in relation to a Resolution or an amendment to a Resolution shall be final and conclusive.

105.                                    The Chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

106.                                    In addition to any other power of adjournment conferred by law, the Chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Directors.  When a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for three (3) months or more or for an indefinite period, at least fourteen (14) clear days’ notice shall be given of the adjourned meeting.  Save as expressly provided by these Bye-laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

107.                                    Subject to any rights or restrictions attached to any class of shares at any meeting of the Company, on a show of hands every Member present in person shall have one vote and on a poll, every Member shall be entitled to one vote for each share held by him.

108.                                    Save where a greater majority is required by the Companies Act or these Bye-laws, any question proposed for consideration at a general meeting shall be decided by a simple majority of votes cast.

109.                                    If a share is held by two (2) or more joint holders, the Member whose name is listed first on the register shall be entitled to vote that share.

110.                                    The Directors of the Company shall be entitled to notice of and to attend and be heard at any general meeting of the Members of the Company or any separate class thereof.

111.                                    A Member who is a patient for any purpose under any statute or applicable law relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee, curator bonis appointed by such court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Member for the purpose of general meetings of the Company.

112.                                    No Member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

113.                                    No objection shall be raised to the qualification of any voter or notice taken of any error in counting the votes cast except at the meeting or adjourned meeting at which the vote objected to is given or tendered or the error is committed, and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chairman of the meeting and shall only vitiate the result of the voting if the Chairman of the meeting decides that such result has been affected thereby.  The decision of the Chairman of the meeting shall be final and conclusive.

114.                                    At any general meeting, a Resolution put to the vote of the meeting shall be decided on a show of hands, unless before or on the declaration of the result of the show of hands a poll is demanded by:

114.1               the Chairman of the meeting; or

114.2               at least five (5) Members present in person or represented by proxy; or

114.3               any Member or Members present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Members having the right to vote at such meeting; or

114.4               a Member or Members present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

115.                                    Unless a poll is so demanded and the demand is not withdrawn in accordance with the foregoing Bye-law 114, a declaration by the Chairman of the meeting as to the result of the voting on a show of hands shall be final and conclusive, and any entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such Resolution.

116.                                    If a poll is duly demanded, the result of the poll shall be deemed to be the Resolution of the meeting at which the poll is demanded.

117.                                    A poll demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith.  A poll demanded on any other question shall be taken in such a manner and either forthwith or at such time later in the meeting as the Chairman shall direct and he may appoint scrutineers (who need not be Members) and fix a time and place for declaring the result of the poll.  It shall not be necessary (unless the Chairman otherwise directs) for notice to be given of a poll.

118.                                    The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business which is not related to the question on which the poll has been demanded.

119.                                    A person entitled to more than one (1) vote on a poll need not use all his votes or cast all the votes he uses in the same way.

120.                                    In the case of an equality of votes at a general meeting whether on a show of hands or on a poll, the Chairman of such meeting shall not be entitled to a second or casting vote and the motion under consideration shall fail.

121.                                    A meeting of the Members or any class thereof may be held by means of such telephone electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such a meeting.

122.                                    If it appears to the Chairman of a general meeting that the Specified Place is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the Chairman is satisfied that adequate facilities are available, whether at the Specified Place or elsewhere, to ensure that each such person who is unable to be accommodated at the Specified Place is able to communicate simultaneously and instantaneously with the persons present at the Specified Place, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

PROXIES AND CORPORATE
REPRESENTATIVES

123.

123.1               The instrument appointing a proxy shall be in writing in any usual or common form or in such other form as the Directors may approve.  It shall be executed under the hand of the appointor or of his attorney authorised by him in writing or if the appointor is a corporation, either under its Seal or under the hand of an officer, attorney or other person authorised to sign the same.

123.2               A Member may appoint any person as his proxy and any Member which is a corporation may by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member and the Member shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a person so authorised is present at it.  The proxy or representative need not be a Member.

124.                                    Any Member may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or, if a corporation, a representative by depositing such appointment at the Registered Office of the Company or at such place or places as the Directors may otherwise specify for the purpose.  Any such standing proxy or appointment of representative shall be valid for all general meetings and adjournments thereof, or Resolutions in writing, as the case may be, until notice of revocation is received by the Secretary at the Registered Office or at such place or places as the Directors may otherwise specify for the purpose.  Where a standing proxy or appointment of representative exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Directors may from time to time require such evidence as they shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or appointment of representative shall be deemed to be suspended until such time as the Directors determine that they have received the requested evidence or other evidence satisfactory to them.

125.                                    The instrument appointing a proxy, together with any power of attorney under which it is signed or a notarially certified copy thereof or such other evidence as to its due execution as the Directors may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or in either case or the case of a written Resolution in any document sent therewith) not later than forty eight (48) hours or such other period as the Directors may determine prior to the holding of the meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written Resolution, prior to the effective date of the written Resolution and in default the instrument of proxy shall not be treated as valid.

126.                                    The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates provided always that no proxy votes shall be accepted at any such adjournment unless the instrument of proxy shall have been delivered prior to the original meeting in the manner and by the time specified in Bye-law 125 hereof.  If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Member who conferred such power.  All the provisions of these Bye-laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.  A Member who is the holder of two (2) or more shares may appoint more than one proxy to represent him and vote on his behalf, whether on show of hands or on a poll, at a general meeting of the Company or at a class meeting.

127.                                    A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one (1) hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written Resolution at which the instrument of proxy or authorisation is used.

128.                                    Subject to the Companies Act, the Directors may at their discretion waive any of the provisions of these Bye-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Member at general meetings or to sign written Resolutions. Subject to the Companies Act, the Directors may at their discretion determine the right of any person not being a Member or his proxy or a Director to attend any General meeting.

REGISTER OF DIRECTORS AND OFFICERS

129.                                    The Secretary shall establish and maintain a Register of Directors at the Registered Office in the manner prescribed by the Companies Act.  The Register of Directors shall be open for inspection in the manner prescribed by the Companies Act between 10.00 am. and 12.00 noon on every business day.

DIRECTORS

130.

130.1               The number of directors shall not be less than three (3) and not more than such number as the Directors may from time to time determine.

130.2               No share qualification shall be required of any Director of the Company.

131.                                    The Directors shall be elected by the Members of the Company in the first place at the statutory meeting of the Company and annually thereafter.  Any one or more vacancies in the board of Directors not filled at any general meeting shall be deemed casual vacancies for the purposes of these Bye-laws.  Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-laws to appoint any person to be a Director, the Directors, so long as a quorum of Directors remains in office, shall have power at any time and from time to time, subject to Bye-laws 130 to 140, to appoint any individual to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office only until the next following Annual General Meeting (and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting).  If not reappointed at such Annual General Meeting, he shall vacate office at the conclusion thereof.

132.                                    The removal of a Director shall be effected by Resolution of the Members in general meeting and otherwise in accordance with these Bye-laws.

133.                                    Any person who may have been appointed to be an Alternate Director of the Company to a Director who has been removed from office shall cease to be an Alternate Director immediately upon the removal of such Director as aforesaid.

134.                                    At every Annual General Meeting one third (1/3) of the Directors shall retire from office (or, if their number is not three (3) or a multiple of three, the number below but nearest to one-third (1/3) shall retire from office) but:

134.1               if any Director has at the start of the Annual General Meeting been a Director for more than three (3) years since the later of his last appointment or re-appointment and the date of the adoption of these Bye-laws, he shall retire; and

134.2               if there is only one Director who is subject to retirement by rotation, he shall retire.

135.                                    Subject to these Bye-laws, and unless any Director or Directors voluntarily retire, the Directors to retire by rotation shall be those who have been a Director longest since their last appointment or re-appointment PROVIDED THAT no Directors are to retire at the Annual General Meeting to be held in 2006.  Subject to the preceding proviso as between persons who became or were last re-appointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.  The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Directors at the date of the notice convening the Annual General Meeting.  No Director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the Directors after the date of the notice but before the close of the meeting.

136.                                    Any Director retiring by rotation at an Annual General Meeting will be eligible for re-appointment and will retain office until the close of the meeting at which he retires or (if earlier) until a Resolution is passed at that meeting not to fill the vacancy or the Resolution to re-appoint him is put to a vote at the meeting and is lost.

137.                                    If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a Resolution for the re-appointment of the Director is put to the meeting and lost.

138.                                    No person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless:

138.1               he is recommended by the Directors; or

138.2               in the case of an Annual General Meeting, not less than one hundred and twenty (120) nor more than one hundred and fifty (150) days before the first anniversary of the date of the Company’s notice released to Members in connection with the prior year’s Annual General Meeting, a notice executed by a Member (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment, setting forth as to each person whom the Member proposes to nominate for election or re-election as a Director:

138.2.1                                             the name, age, business address and residence address of such person;

138.2.2                                             the principal occupation or employment of such person;

138.2.3                                             the class, series and number of shares of the Company which are beneficially owned by such person;

138.2.4                                             particulars which would, if he were so appointed, be required to be included in the Company’s Register of Directors; and

138.2.5                                             all other information relating to such person that is required to be disclosed pursuant to the AIM Rules, together with notice executed by such person of his willingness to serve as a Director if so elected; PROVIDED THAT no Member shall be entitled to propose any person to be appointed, elected or re-elected Director at any Special General Meeting.

139.                                    Except as otherwise authorised by the Companies Act, the appointment of any person proposed as a Director shall be effected by a separate Resolution.

140.                                    The provisions of section 93 of the Companies Act with respect to the removal of Directors by the Members shall not apply to the Company.

141.                                    The office of a Director shall be vacated upon the happening of any of the following events:

141.1               if he resigns his office by notice in writing delivered to the Secretary of the Company either at the Registered Office of the Company or tendered at a meeting of the Directors. Such resignation shall take effect at the time of receipt unless another time is specified.  The acceptance of such resignation shall not be necessary to make it effective;

141.2               if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated;

141.3               if he becomes bankrupt or compounds with his creditors;

141.4               if he is prohibited by law from being a Director;

141.5               if he otherwise ceases to be a director by virtue of the Companies Act or is removed from office pursuant to these Bye-laws;

141.6               if he shall for more than six (6) consecutive months have been absent without permission of the Directors from meetings of the Directors held during that period and his Alternate Director (if any) shall not during such period have attended in his stead and the Directors resolves that his office be vacated;

141.7               if the Company shall pass a Resolution of the Members at any general meeting convened and held in accordance with these Bye-laws to remove a Director before the expiry of his period of office, notwithstanding anything in these Bye-laws or in any agreement between the Company such Director, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than twenty eight (28) days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.  Section 93 of the Companies Act shall not apply to the Company.  A vacancy on the Directors created by the removal of a Director under the provisions of this Bye-law 141.7 may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Directors may fill the vacancy as a casual vacancy.  A person appointed as a Director in place of a person removed under this Bye-law 141.7 shall be treated for the purpose of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed as a Director.  Any removal of a Director under this Bye-law 141.7 shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company and nothing in this Bye-law 141.7 shall have effect to deprive any person removed under it or any compensation or damages payable to him in respect of the termination of his appointment as a Director or of any appointment terminating with that as Director, or derogating from any power to remove a Director which may exist apart from this Bye-law 141.7; or

141.8               at the Annual General Meeting of the Company immediately succeeding the day of which he shall attain the age of seventy (70) years provided that nothing shall preclude such Director from standing for re-election as a Director until the next Annual General Meeting of the Company at which, (and at each succeeding Annual General Meeting) he shall be required again to submit himself for re-election if he shall wish to remain in office.

ALTERNATE DIRECTORS

142.                                    Any Director (other than an Alternate Director) may appoint any other Director, or any other person approved by resolution of the Directors and willing to act, to be an Alternate Director and may remove from office an Alternate Director so appointed by him.  Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary.  Any Alternate Director may also be removed by resolution of the Directors.  An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

143.                                    An Alternate Director shall cease to be an Alternate Director:

143.1               if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

143.2               on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;

143.3               if he is removed from office pursuant to Bye-law 142; or

143.4               if he resigns his office by notice to the Company.

144.                                    An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

145.                                    Every person acting as an Alternate Director shall be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate.  An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.  Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director).  The signature of an Alternate Director to any resolution in writing of the Directors or a committee of the Directors, shall unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

DIRECTORS FEES AND REMUNERATION

146.                                    Subject as hereinafter set out the ordinary remuneration of the Directors for their services (excluding amounts payable under any other provision of these Bye-laws) shall be determined by Directors and each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Directors.  No Director shall vote or be counted in the quorum on any resolution concerning his own remuneration.  Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Directors or committees constituted pursuant to these Bye-laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director.

147.                                    Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

148.                                    In addition to its powers under Bye-laws 146 and 147 the Directors may (by establishment of or maintenance of schemes or otherwise) provide additional benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

149.                                    No Director or former Director shall be accountable to the Company or the Members for any benefit provided pursuant to Bye-laws 146 to 148 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

DIRECTORS INTERESTS

150.                                    Provided he has disclosed to the Directors the nature and extent of any Director’s indirect interest of his as required by the Companies Act, a Director, notwithstanding his office:

150.1               may hold any other office with the Company in conjunction with his appointment as a Director for such period and upon such terms as the Directors may determine, and may be paid such extra remuneration by way of salary, as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law;

150.2               may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor of the Company;

150.3               subject to the provisions of the Companies Act, may, be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested; and

150.4               shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity, shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

151.                                    The Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest at the first opportunity at a meeting of the Directors or by writing to the Directors as required by the Companies Act.  Subject to the Companies Act, and any further disclosure required thereby, a general notice to the Directors by a Director declaring that he is a director or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

152.                                    A Director may not vote on or be counted in the quorum in relation to a resolution of the Directors or of a committee of the Directors concerning a contract, arrangement, transaction or proposal to which the Company is or is to be a party and in which he has an interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:

152.1               the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company;

152.2               the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

152.3               a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

152.4               a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary of the Company) in which he is interested (directly or indirectly) whether as an officer, Member, creditor or otherwise (a “relevant company”), if he does not to his knowledge hold an interest (as that term is used in Bye-law 55.2) in shares representing one (1) per cent. or more of either any class of the equity share capital of or the voting rights in the relevant company;

152.5               a contract, arrangement, transaction or proposal for the benefit of the employees of the Company (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

152.6               a contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy for the benefit of Directors or for the benefit of persons including Directors.

153.                                    A Director may not vote on or be counted in the quorum in relation to a resolution of the Directors or committee of the Directors concerning his own appointment (including, without limitation, fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested.  Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment or its termination) of two or more Directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each Director.  In that case each of the Directors concerned (if not otherwise debarred from voting (under this Bye-

law or otherwise)) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

154.                                    If a question arises at a meeting as to the materiality of a Director’s interest (other than the interest of the Chairman of the meeting) or as to the entitlement of a Director (other than the Chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the Chairman and his ruling in relation to the Director concerned is conclusive and binding on all concerned.

155.                                    If a question arises at a meeting as to the materiality of the interest of the Chairman of the meeting or as to the entitlement of the Chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the Directors or committee members present at the meeting (excluding the Chairman) whose majority vote is conclusive and binding on all concerned.

156.                                    For the purposes of these Bye-laws, the interest of a person who is Connected with a Director is treated as the interest of the Director and, in relation to an Alternate Director, the interest of his appointor is treated as the interest of the Alternate Director in addition to an interest which the Alternate Director otherwise has.  This Bye-law applies to an Alternate Director as if he were a Director.

157.                                    Subject to the Act, the Members in general meeting may resolve to suspend or relax the provisions of this Bye-law to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of Bye-laws 150 to 157.

POWERS AND DUTIES OF DIRECTORS

158.                                    Subject as may otherwise be required by the provisions of the Companies Act and these Bye-laws and subject to any directions given by the Company in general meeting, the Directors shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company including, but not by way of limitation, the power to borrow money and to mortgage or charge all or any part of the undertaking property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or any other persons.  No alteration of these Bye-laws and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this Bye-law 158 shall not be limited by any special power given to the Directors by these Bye-laws and a validly convened meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Directors.

159.                                    All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed drawn accepted endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

160.                                    If, and for so long as the Company shall not be subject to the City Code, the provisions of this Bye-law 160 shall apply subject to the Companies Act and to applicable law, and to the Directors being satisfied that the application of this Bye-law 160 is, in any particular case, in the best interests of the Company.  In managing and conducting the business of the Company and in exercising or refraining from exercising any and all powers rights and privileges from time to time vested in it, the Directors shall use its reasonable endeavours:

160.1               to apply and to have the Company abide by the General Principles mutatis mutandis as though the Company were subject to the City Code;

160.2               if any circumstances shall arise under which (had the Company been subject to the City Code) the Company would be an offeree or otherwise the subject of an approach or the subject of a third party’s statement of firm intention to make an offer, to comply with and to procure that the Company complies with the provisions of the City Code applicable to an offeree company and the board of directors of an offeree company mutatis mutandis as though the Company were subject to the City Code; and

160.3               in the event that (and in any case for so long as) the Directors recommend to Members of the Company or any class thereof any takeover offer made for any shares of the Company from time to time, to obtain the undertaking of the offeror(s) to comply with the provisions of the City Code in the conduct and execution of the relevant offer(s) mutatis mutandis as though the Company were subject to the City Code, but recognising that the Panel will not have jurisdiction (if and for so long as such may be the case).

161.                                    The Directors may, from time to time, appoint one (1) or more of their body to be a managing Director or managing Directors of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places but without prejudice to any claim which either party may have against the other at the date of such removal or dismissal.

DELEGATION OF THE DIRECTORS’
POWERS AND DUTIES

162.                                    The Directors may by power of attorney appoint any company, firm or person, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the

Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bye-laws) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also confer a power of substitution upon such attorney whereby he shall be authorised further to delegate all or any of the powers, authorities and discretions vested in him.

163.

163.1               The Directors may entrust to and confer upon any Director or officer, any of the powers exercisable by them upon such terms and conditions with such restrictions as they think fit, and either collaterally with, or to the exclusion of, their own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

163.2               The Directors may delegate any of their powers, authorities and discretions to committees, consisting of two (2) or more Directors as they think fit.  Any committee so formed shall, in the exercise of the powers authorities and discretions so delegated, conform to any directions which may be given to it by the Directors.

164.                                    The meetings and proceedings of any committee of directors shall be governed by the provisions of Bye-law 166 which relate to meetings of the Directors so far as the same are applicable thereto.

165.                                    When required under the requirements from time to time of any stock exchange on which the shares of the Company are listed, the Directors shall appoint an audit committee, a nomination committee and a compensation committee in accordance with the requirements of such stock exchange.  The Directors also may delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit, provided that the majority of members of each committee shall be Directors.  Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed upon it by the Directors.  The meetings and proceedings of a committee with two or more members shall be governed by the Bye-laws regulating the meetings and proceedings of the Directors so far as applicable and not superseded by regulations imposed by the Directors.

PROCEEDINGS OF THE DIRECTORS

166.                                    Subject to the provisions of these Bye-laws, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  In the case of an equality of votes the motion shall be deemed to have been lost.  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

167.                                    Notice of a meeting of the Directors may be given by telephone or otherwise and if by mail, cable or telex shall be sent to the last known address of each director or any other address given by him to the Company for this purpose. Notice may include the use of electronic communications delivered to an address which has been specified by a Director for the purpose of his receiving notices of meetings of the Directors by means of electronic communications. A Director may waive notice before or after the date of the meeting for which the notice is given.  It shall not be necessary to specify the business to be considered at the meeting.  The length of notice shall be reasonable in all the circumstances.

168.                                    The quorum necessary for the transaction of the business of the Directors shall be fixed by the Directors and, unless fixed at any other number, shall be two (2).  In the event that a Director resigns at a meeting of the Directors it may be resolved that his resignation should take effect at the end of such meeting and that he be counted in the quorum and continue to act if otherwise a quorum of Directors would not be present.

169.                                    So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in their number but if no quorum of Directors remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

170.                                    The President (or Chairman as the case may be) shall act as Chairman of a Meeting of the Directors.  If at any meeting neither the President nor vice-President (or Chairman or deputy Chairman as the case may be) is present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one (1) of their number to act as Chairman of the meeting.

171.

171.1               A resolution approved and signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors or of a committee of the Directors and taking the form of one or more documents in writing or facsimile, or other similar means of written communication from a duly authenticated source shall be as valid and effectual as if it had been passed at a meeting of the Directors or of such committee duly convened and held, such resolution to be effective on the date on which the last Director signs the resolution.  Such resolution may be contained in one (1) document or in several documents in the like form each signed by one (1) or more of the Directors or members of the committee concerned.

171.2               Any one or more members of the board of Directors or any committee thereof may participate in a meeting of such Directors or committee by means of such telephone electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting by such means shall constitute presence in person at a meeting.  Such meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled or, if there is no such group, where the Chairman of the Meeting is.

172.                                    All acts done at any meeting of the Directors or any committee of the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

173.                                    The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-laws for regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed by the Directors.

174.                                    The Company may by resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Bye-laws prohibiting a Director from voting at a meeting of the Directors or of a committee of the Directors, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.

175.                                    Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two (2) or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the provisions of Bye-laws 152 or 153) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

176.                                    If a question arises at a meeting of the Directors or a committee of the Directors as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.  If any such question arises in respect of the Chairman of the meeting, it shall be decided by resolution of the Directors (on which the Chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the Chairman have not been fairly disclosed.

OFFICERS

177.                                    The officers of the Company shall comprise a President and a vice-President or a Chairman and deputy Chairman who shall be Directors of the Company a Secretary and such other officers who may or may not be Directors (including additional vice-Presidents) as the Directors may from time to time determine.

178.                                    The Directors shall as soon as possible after the election of Directors by the Members at the statutory meeting and at each Annual General Meeting thereafter choose or elect one of their number to be the President or the Chairman and another to be the vice-President or deputy Chairman respectively and in addition may appoint any person whether or not he is a Director to hold such other office as the Directors shall determine.  Any person elected or appointed pursuant to this Bye-law shall hold office for such period and upon such terms as may be fixed by the Directors.  Any such election or appointment may be revoked or terminated by the Directors but without prejudice to any claim for damages that such officer may have against the Company for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.  Save as provided in the Companies Act or these Bye-laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Directors.

179.                                    Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation.  A Director appointed to an executive office shall not ipso facto cease to be a Director if his appointment to such executive office terminates.

180.                                    The emoluments of any Director holding executive office for his services as such shall be determined by the Directors, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership or any such scheme or fund.

MINUTES

181.

181.1               The Directors shall cause minutes to be made for the purpose of recording:-

181.1.1                                             all appointments of officers made by the Directors;

181.1.2                                             the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee; and

181.1.3                                             all proceedings at general meetings of the Company, at separate meetings of holders of any class of shares in the Company and at meetings of the Directors and committees.

181.2               Such minutes shall be duly entered in books provided for such purpose, and any minutes duly entered in the minute book signed by the Chairman of that meeting or by the Chairman of any succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes.  A Resolution in writing made in accordance with Section 77A of the Companies Act or under Bye-law 171.1 hereof shall constitute minutes for the purpose of this Bye-law 181.2.

182.                                    Members shall be entitled to see only the Register of Directors, the Register, the financial information provided for in Bye-law 203 and the minutes of meetings of the Members of the Company.

SECRETARY

183.                                    The Secretary shall be appointed by the Directors at such remuneration (if any) and upon such terms as they may think fit and any Secretary so appointed may be removed by them.  The Secretary shall whenever possible, attend all meetings of the Company and of the Directors, keep correct minutes of such meetings and enter such minutes in proper books provided for the purpose.  The Secretary shall also perform such other duties including the preparation of written resolutions as shall from time to time be prescribed or delegated by the Directors.  The duties of the Secretary may when required be carried out by an assistant or acting Secretary or any other director or officer so authorised in that behalf by the Directors.

RESIDENT REPRESENTATIVE

184.                                    The Company, where Section 130 of the Companies Act shall be applicable may appoint a Resident Representative in accordance with the Companies Act.  Any Resident Representative so appointed shall be deemed an officer of the Company for the purpose of Section 92A of the Companies Act.  The Resident Representative shall be entitled to receive notice of all meetings of the Directors and Members of the Company or any committee of the Directors and shall be entitled to attend, be heard at and to receive minutes of all proceedings of the Directors and Members of the Company or of any committee of the Directors, provided that accidental omission to give notice to the Resident Representative of any such meeting of the Members or the Directors or of any committee of the Directors shall not invalidate any action taken at any such meetings.

(2)THE SEAL

185.

185.1               The Company may adopt a seal in such form as the Directors may determine. The Directors may adopt one or more duplicate seals for use outside Bermuda.

(2)  28 July 2010, Amended 2010 Annual General Meeting

185.2               A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person authorised by the Directors for that purpose

185.3               The Secretary or a Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

186.                        LEFT BLANK

DIVIDENDS AND OTHER PAYMENTS

187.                                    The Directors may from time to time declare and pay to Members in proportion to the number of shares held by them cash dividends or distributions out of contributed surplus to be paid to the Members according to their rights and interests in the profits including such interim dividends as appear to the Directors to be justified by the financial position of the Company.  The Directors, in their discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-laws 195 and 196, in paying up in full shares in the Company to be issued to the Members credited as fully paid or partly paid or partly in one way and partly the other.  The Directors may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Directors, justifies such payment.

188.                                    Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

188.1               all dividends may be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, and any amount paid up on a share in advance of calls may be treated for the purpose of this Bye-law as paid-up on the share;

188.2               dividends may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend is paid.

189.                                    The Directors may deduct from any dividend payable to a Member by the Company all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

190.                                    No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

191.                                    Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the

Register.  Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.  Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

192.                                    Any dividend unclaimed for a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Directors of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trust in respect thereof.

193.                                    The Directors may direct payment or satisfaction of any dividend or distribution out of contributed surplus declared by them and which is to be satisfied wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, only with the sanction of the Company in general meeting and where any difficulty arises in regard to such dividend or distribution the Directors may settle it as they think expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for dividend or distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the basis of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Directors provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares as debentures of any company without the sanction of a Resolution.

RESERVES

194.                                    The Directors may, before recommending or declaring any dividend set aside out of the profits of the Company, such sums as they think proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.  Pending the application of such reserve fund it may be invested in such manner as the Directors shall think fit.  The Directors may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS AND SHARE PREMIUMS

195.                                    The Directors may at any time and from time to time, resolve in general meeting to the effect that it is desirable to capitalise any undivided profits (including profits standing to the credit of any reserve or other special account) not required for the payment of any fixed dividend or any moneys held on any share premium account or any capital redemption reserve fund other than any reserve fund which may have been established according to the terms of issue of such capital and accordingly that either:

195.1               such amount be set free for distribution amongst the Members or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions, on the basis that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Members, or partly in one way and partly in the other; or

195.2               to such holders of Common Shares who may, in relation to any dividend or dividends, validly accept an offer or offers on such terms and conditions as the Directors may determine (and subject to such exclusions or other arrangements as the Directors may consider necessary or expedient to deal with legal or practical problems in respect of overseas Members or in respect of shares represented by depository receipts) to receive new Common Shares, credited as fully paid up, in lieu of the whole or any part of any such dividend or dividends (any such offer being called a “Scrip Dividend Offer”); and the Directors shall apply such sum on their behalf in paying up in full at par unissued shares (in accordance with the terms, conditions and exclusions or other arrangements of the Scrip Dividend Offer) to be allotted credited as fully paid up to such holders respectively, provided that for the purpose of this Bye-law, a share premium account may be applied only in the paying up of unissued shares to be issued to such Members credited as fully paid and provided further that any sum standing to the credit of a share premium account may be applied only in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.  The authority of the Company in general meeting, such authority not to end later than the fifth anniversary of the date at which the general meeting is held, shall be required before the Directors implement any Scrip Dividend Offer (which authority may extend to one or more offers).

196.                                    Where any difficulty arises in regard to any distribution under the last preceding Bye-law, the Directors may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion, but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Directors.  The Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

RECORD DATES

197.                                    Notwithstanding any other provisions of these Bye-laws, the Company may fix by Resolution in general meeting any date as the record date for any dividend, distribution, allotment or issue of shares and for the purpose of identifying the persons entitled to receive notices of general meetings.  Any such record date shall be on or at any time before the date on which such dividend, distribution, allotment or issue is to be made or such notice is to be despatched or on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

198.                                    In relation to any general meeting of the Company or of any class of Members or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Directors may specify in the notice of meeting or adjourned meeting or in any document sent to Members by or on behalf of the Directors in relation to the meeting, a time and date (a “record date”) and, notwithstanding any provision in these Bye-laws to the contrary, in such case:

198.1               each person entered in the Register at the record date as a Member, or a Member of the relevant class, (a “record date holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Member, or a Member of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date;

198.2               as regards any shares, or shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date (“relevant shares”), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

198.3               accordingly, except through his proxy pursuant to Bye-law 198.2 above, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Member, or a Member of the relevant class, in respect of the relevant shares at that meeting.

199.                                    The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Directors’ powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS

200.                                    The Directors shall exercise a general supervision over the financial affairs of the Company and shall cause to be kept in accordance with such generally accepted accounting principles as the Directors may from time to time determine accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Act.

201.                                    The records of account shall be kept at the Registered Office or at such other place or places as the Directors think fit, and shall at all times be open to inspection by the Directors

202.                                    PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda, such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period.  No Member (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Directors or by the Company in general meeting

203.                                    A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor’s report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Act.

AUDIT

204.                                    Save and to the extent that an audit is waived in the manner permitted by the Companies Act, an auditor shall be appointed at each Annual General Meeting of the Company and his duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Directors may from time to time determine.  The remuneration of the auditor shall be fixed by the Members in general meeting or referred by them to the Directors.

SERVICE OF NOTICES AND OTHER DOCUMENTS

205.                                    Any notice or other document (including a share certificate) may be served on or delivered to any Member or Resident Representative appointed under Bye-law 184 hereof by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Member or Resident Representative at his address as appearing in the Register or Register of Directors or by sending it by courier to such registered address, or by sending it by email to an address supplied by such Member for the purpose of the receipt of notices or documents in electronic form or by delivering it to or leaving it at such registered address.  In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.  Any notice or other document if sent by post shall be deemed to have been served or delivered forty-eight (48) hours after it was put in the post, and when sent by courier, twenty-four (24) hours after sending, or, when sent by email, twelve (12) hours after sending and in proving such service it shall be sufficient to prove that the notice or document was properly addressed, stamped and committed to the post sent by courier or sent by email as the case may be.

206.                                    Any notice of a general meeting of the Company shall be deemed to be duly given to a Member or a Director or Resident Representative if it is sent to him by courier, cable, telex,  telecopier or email or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or Register of Directors respectively or any other address advised by him in writing to the Secretary of the Company for this purpose.  Any such notice shall be deemed to have been served twenty-four (24) hours after its despatch when sent by courier, cable, telex or telecopier and twelve (12) hours after its despatch when sent by email.

207.                                    Any notice or other document delivered, sent or given to a Member in any manner permitted by these Bye-laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons, interested (whether jointly with or as claiming through or under him) in the share.

208.                                    If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears.  In any such case the Company shall send confirmatory copies of the notice by post if at least five (5) clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

WINDING UP

209.                                    If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of a property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.

AMALGAMATION

210.                                    Any Resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of:

210.1               a majority of the Directors; and

210.2               the Members, by a Special Resolution.

CONTINUANCE

211.                                    Any Resolution proposed for consideration at any general meeting to approve the continuation of the Company to a jurisdiction outside of Bermuda, shall require the approval of:

211.1               a majority of the Directors; and

211.2               the Members, by Special Resolution.

INDEMNITY

212.

212.1               The Directors, Secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT, this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

212.2               Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Director or to recover any gain, personal profit or advantage to which such Director is not legally entitled.

212.3               Subject to the provisions of the Companies Act, but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Alternate Director, Secretary or other officer of the Company (except the Auditors) shall be entitled to be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Bye-law 212.3 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Bye-law 212.3, or any element of it, to be treated as void under Companies Act.

212.4               Subject to the provisions of the Companies Act, the Directors may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer (excluding the Auditors) or employee of the Company or of any other company which is a subsidiary or subsidiary undertaking of the Company or in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary undertaking is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee.

DESTRUCTION OF DOCUMENTS

213.                                    The Company shall be entitled to destroy all instruments of transfer of shares which have been registered and all other documents on the basis of which any entry is made in the Register at any time after the expiration of six (6) years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer so destroyed was a valid and effective instrument duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

213.1               the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

213.2               nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-law; and

213.3               references herein to the destruction of any document include references to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS

214.                                    The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Member or the shares to which a person is entitled by virtue of transmission on death, bankruptcy or otherwise by operation of law if and provided that:

214.1               during a period of six (6) years, no dividend in respect of those shares has been claimed and at least three (3) cash dividends have become payable on the shares in question;

214.2               on or after expiry of that period of six (6) years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Member or person entitled by transmission may be effected in accordance with these Bye-laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

214.2.1                                             during that period of six (6) years and the period of three (3) months following the publication of such advertisement, the Company has not received any communication from such Member or person entitled by transmission; and

214.2.2                                             if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

214.3               To give effect to such sale, the Directors may authorize some other person to execute an instrument of transfer of the shares sole to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

214.4               The net proceeds of sale shall belong to the Company which shall be oblige to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Directors from time thinks fit.

ALTERATION OF BYE-LAWS

215.                                    These Bye-laws may be amended from time to time by the Directors, subject to the approval of the Members by a Special Resolution.

TAKEOVER PROVISIONS

216.                                    A person must not (other than solely as custodian or depository (or nominee thereof) under any arrangements implemented and/or approved by the Directors under Bye-law 35):

216.1               effect or purport to effect a Prohibited Acquisition (as defined in Bye-law 218.9);

216.2               except as a result of a Permitted Acquisition (as defined in Bye-law 218.8):

216.2.1                                             whether by himself, or with persons determined by the Directors to be acting in concert with him, acquire after the date that this Bye-law 216 shall come into effect (“the Effective Date”) shares of the Company which, taken together with shares held or acquired after the Effective Date by persons determined by the Directors to be acting in concert with him, carry thirty (30) per cent. or more of the voting rights attributable to Common Shares of the Company; or

216.2.2                                          whilst he, together with persons determined by the Directors to be acting in concert with him, holds not less than thirty (30) per cent., but not more than fifty (50) per cent. of the voting rights attributable to Common Shares of the Company, acquire after the Effective Date, whether by himself or with persons determined by the Directors to be acting in concert with him, additional shares which, taken together with shares held by persons determined by the Directors to be acting in concert with him, increases his voting rights attributable to Common Shares of the Company (each of 216.2.1 and 216.2.2 being a “Limit”).

217.                                    Where any person breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any shares of the Company as a result of a Prohibited Acquisition, that person is in breach of these Bye-laws.

218.                                    The Directors may do all or any of the following where it has reason to believe that any Limit is or may be breached, or any Prohibited Acquisition has been or may be effected:

218.1               require any Member or person appearing or purporting to be interested in any shares of the Company to provide such information as the Directors considers appropriate to determine any of the matters under Bye-laws 216 to 222;

218.2               have regard to such public filings as it considers appropriate to determine any of the matters under Bye-laws 216 to 222;

218.3               make such determinations under Bye-laws 216 to 222 as it thinks fit, either after calling for submissions from affected Members or other persons or without calling for such submissions;

218.4               determine that the voting rights attached to such number of shares held by such persons as the Directors may determine are held, or in which such persons are or may be interested, in breach of Bye-laws 216 to 222 (“Excess Shares”) are from a particular time incapable of being exercised for a definite or indefinite period;

218.5               determine that some or all of the Excess Shares must be sold;

218.6               determine that some or all of the Excess Shares will not carry any right to any dividends or other distributions from a particular time for a definite or indefinite period; or

218.7               take such other action as it thinks fit for the purposes of Bye-laws 216 to 222 including:

218.7.1                                             prescribing rules (not inconsistent with Bye-laws 216 to 222);

218.7.2                                             setting deadlines for the provision of information;

218.7.3                                             drawing adverse inferences where information requested is not provided;

218.7.4                                             making determinations or interim determinations;

218.7.5                                             executing documents on behalf of a Member;

218.7.6                                             converting any Excess Shares held in uncertificated form into certificated form, or vice versa or correcting any Excess Shares represented by depository interests issued in uncertificated form under Bye-law 35 into shares in certificated form;

218.7.7                                             paying costs and expenses out of proceeds of sale; and

218.7.8                                             changing any decision or determination or rule previously made.

218.8               An acquisition is a “Permitted Acquisition” if:

218.8.1                                             the Directors, acting in accordance with their fiduciary duties, consent to the acquisition (even if, in the absence of such consent, the acquisition would be a Prohibited Acquisition);

218.8.2                                             the acquisition is made in circumstances in which the City Code, if it applied to the Company, would require an offer to be made as a consequence and such offer is made in accordance with Rule 9 of the City Code, as if it so applied;

218.8.3                                             the acquisition arises from repayment of a stock-borrowing arrangement (on arm’s length normal commercial terms); or

218.8.4                                             a person breaches a Limit only as a result of the circumstances referred to in Bye-law 221.

218.9               An acquisition is a “Prohibited Acquisition” if:

218.9.1                                          so long as the Substantial Acquisition Rules are in force, the Substantial Acquisition Rules; or

218.9.2                                             Rules 4, 5, 6 or 8 of the City Code,

would in whole or part apply to the acquisition if the Company were subject to the City Code and the acquisition were made (or, if not yet made, would if and when made be) in breach of or otherwise would not comply with the Substantial Acquisition Rules, so long as such rules are in force, or Rules 4, 5, 6 or 8 of the City Code.

219.                                    The Directors have full authority to determine the application of Bye-laws 216 to 222, including as to the deemed application of the whole or any part of the City Code.  Such authority shall include all discretion vested in the Panel as if the whole or any part of the City Code applied including, without limitation, the determination of conditions and consents, the consideration to be offered and any restrictions on the exercise of control.  Any resolution or determination of, or decision or exercise of any discretion or power by, the Directors or any Director or by the Chairman of any meeting acting in accordance with their fiduciary duties and in good faith under or pursuant to the provisions of this Bye-law 219 shall be final and conclusive; and anything done by, or on behalf of, or on the authority of, the Directors or any Director acting in accordance with their fiduciary duties and in good faith pursuant to the provisions of this Bye-law 219 shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever.  The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Bye-law 219.

220.                                    Any one or more of the Directors may act as the attorney(s) of any Member in relation to the execution of documents and other actions to be taken for the sale of Excess Shares determined by the Directors under Bye-law 219.

221.                                    If as a consequence of the Company redeeming or purchasing its own shares, there is a resulting increase in the percentage of the voting rights attributable to the Common Shares held by a person or persons determined by the Directors to be acting in concert and such an increase would constitute a breach of any Limit, such an increase shall be deemed a Permitted Acquisition.

222.                                    Bye-laws 216 to 222 shall have effect only during such times as the City Code does not apply to the Company.

ELECTRONIC COMMUNICATIONS

223.                                    A notice of general meeting or other document may, instead of being sent to the Member in any of the ways specified in Bye-laws 174 to 176 inclusive and subject to the Companies Act and to the extent permitted by law, be given to a Member by the Company by publishing the notice on a website, provided that the following conditions are met:

223.1               the Member and the Company have agreed that notices of general meetings may be accessed by the Member on a web site instead of being sent to the Member in one of the ways specified in Bye-laws 174 to 176 inclusive; and

223.2               the meeting (in the case of a notice of meeting) or other document (in any other case) is one to which that agreement applies; and

223.3               the Member is given a notification, in the manner agreed for the time being between the Member and the Company, containing the following information:

223.3.1                                             the fact that the notice or document has been published on the website;

223.3.2                                             the address of the website;

223.3.3                                             the place on the website where the notice may be accessed and how it may be accessed;

223.3.4                                             a statement that it concerns a notice of general meeting;

223.3.5                                             the place, date and time of the general meeting; and

223.3.6                                             whether the general meeting is to be an Annual or Special General Meeting.

223.4               in the case of a notice of meeting, such notice of meeting is published in accordance with Bye-law 225; and

223.5               in the case of a document referred to in section 87 of the Companies Act and in the case of a document comprising a summary financial statement referred to in section 87A of the Companies Act, such document is published in accordance with Bye-law 225.

224.                                    A notice given under this Bye-law is deemed to be given at the time of the notification under Bye-law 223.3.

225.                                    Where a notice of meeting or other document is required by Bye-laws 223.4 or 223.5 to be published in accordance with this Bye-law, it shall be treated as so published only if:

225.1               in the case of a notice of meeting, the notice is published on the website throughout the period beginning with the giving of the notification referred to in Bye-law 224 and ending with the conclusion of the relevant meeting; and

225.2               in the case of a document referred to in Bye-law 223.5, the document is published on the website throughout the period beginning at least twenty one (21) days before the date of the relevant meeting and ending with the conclusion of the meeting and the notification referred to in Bye-law 223.3 is given not less than twenty one (21) days before the date of the meeting, but so that nothing in this Bye-law shall invalidate the proceedings of the meeting where the notice or other document is published for a part, but not all, of the period mentioned in Bye-law 225.1 or, as the case may be, Bye-law 225.2 and the failure to publish the notice or other document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

226.                                    The Directors may from time to time make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the giving of notices or other documents by electronic communication by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Bye-laws in relation to electronic communication; and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Bye-law.